                                                                   EXHIBIT 23.1

                             CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
California Federal Bank, A Federal Savings Bank

     We consent to incorporation by reference in the Post-Effective Amendment No. 2 of Registration Statement No. 33-82654, on Form S-1 of First
Nationwide Holdings Inc. (the "Company"), of our report dated February 21, 1997, relating to the consolidated statements of financial condition of Cal Fed Bancorp Inc. and subsidiaries ("Cal Fed") as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Company's
Form 8-K filed on April 8, 1997.

     Our report on the consolidated financial statements of Cal Fed, dated February 21, 1997, contains an explanatory paragraph that states that Cal Fed adopted the provisions of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 72, Accounting for Certain Acquisitions of Banking or Thrift Institutions, in 1994.

                                                 KPMG Peat Marwick LLP


Los Angeles, California
April 8, 1997